CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-280835 on Form S-6 of our report dated August 13, 2024, relating to the financial statement of FT 11658, comprising Vest Small Cap Buffered 20 Portfolio, Series 1, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 13, 2024